                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             1st Source Corporation
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

   (3)  Filing Party:

   ----------------------------------------------------------------------------

   (4)  Date Filed:

   ----------------------------------------------------------------------------

                     [letterhead of 1st Source Corporation]

                                                  Post Office Box 1602
                                                  100 North Michigan Street
                                                  South Bend, Indiana 46634


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

TO THE SHAREHOLDERS OF 1ST SOURCE CORPORATION

  The Annual Meeting of the Shareholders of 1st Source Corporation will be held at the 1st Source Bank Building, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana, on April 17, 1997, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

  1. ELECTION OF DIRECTORS. Reelection of four Directors for terms expiring in 2000.

  2. APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN AND THE OFFERING OF 200,000 SHARES OF 1ST SOURCE CORPORATION COMMON STOCK THEREUNDER.

  3. APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN. Approval of amendment to the Stock Option Plan in order to exempt Plan benefits from the $1 million deductibility limitation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

  4. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on February 14, 1997, are entitled to vote at the meeting.

                                            By Order of the Board of Directors

                                                            Vincent A. Tamburo
                                                                     Secretary


  South Bend, Indiana
  March 14, 1997

------------------------------------------------------------------------------
  PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS, VOTE IN PERSON.
------------------------------------------------------------------------------

                     [letterhead of 1st Source Corporation]

                                                  Post Office Box 1602
                                                  100 North Michigan Street
                                                  South Bend, Indiana 46634


                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April
17, 1997, at 9:00 a.m. local time, at the 1st Source Bank Building, 4th
Floor Boardroom, 100 North Michigan Street, South Bend, Indiana. Only Shareholders of record at the close of business on February 14, 1997, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 15,738,236 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 14, 1997. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

  The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and telegraph by directors, officers and regular employees of 1st Source without additional remuneration therefor.

                                  REVOCABILITY

  Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to Vincent A. Tamburo, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting.

                        PERSONS MAKING THE SOLICITATION

  This solicitation is being made by the Board of Directors of 1st Source.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 14, 1997:

Name and Address                                    Type of Ownership       Amount                   % of Class
----------------                                    -----------------       ------                   ----------

Ernestine M. Raclin                                      Direct              331,497                    2.10%
100 North Michigan Street
South Bend, IN  46601                                  Indirect<F1>        4,733,430                   30.08
                                                                           ---------                   -----
                                                          Total            5,064,927                   32.18%
                                                                           =========                   =====
Christopher J. Murphy III                                Direct              427,836                    2.72%
100 North Michigan Street
South Bend, IN  46601                                  Indirect<F2>        1,088,040                    6.91
                                                                           ---------                   -----
                                                          Total            1,515,876                    9.63%
                                                                           =========                   =====
1st Source Bank as Trustee                               Direct
for the 1st Source                                                         1,010,515                    6.42%
Corporation Employees'                                                     =========                   =====
Profit Sharing Plan and Trust

  <F1>  Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trust. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.

  <F2>  Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts.

                     INTEREST OF CERTAIN PERSONS IN MATTERS
                                TO BE ACTED UPON

  The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment.
No director, nominee for election as director, nor officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Directors, officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1 and for Proposal Numbers 2 and 3.

                   PROPOSAL NUMBER 1:  ELECTION OF DIRECTORS
                        DIRECTORS AND EXECUTIVE OFFICERS

  The last Shareholders' meeting at which directors were elected was held on April 23, 1996. At that meeting, 93.9% of the shares outstanding were represented in person or by proxy. Directors were voted upon separately.
No director received negative or withheld votes of 1% or more.

  The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At this meeting, four (4) directors are to be reelected to hold office until April, 2000, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast. The following information is submitted for each nominee as well as each director and each nondirector executive officer continuing in office.

                                                                                                     Beneficial Ownership
                                                                                                    of Equity Securities<F1>
                                                                                                    ------------------------
                                                                                         Year
                                                                                       in Which
                                                                                     Directorship     Common        % of
Name                             Age     Principal Occupation<F3>                      Assumed       Stock <F2>     Class
----                             ---     ------------------------                      -------       ----------     -----

                                   NOMINEES FOR REELECTION TO THE BOARD OF DIRECTORS

Terms Expiring in April, 2000

Rev. E. William Beauchamp,        54     Executive Vice President,                       1989              461        -
C.S.C                                    University of Notre Dame

Paul R. Bowles                    59     Former Vice President,                          1988            8,182        -
                                         Corporate Development,
                                         Clark Equipment Company
                                         (off-highway components
                                         and construction machinery
                                         manufacturing)

William P. Johnson                54     Chairman and Chief                              1996              729        -
                                         Executive Officer,
                                         Goshen Rubber Co.,  Inc.
                                         (rubber and plastic parts
                                         manufacturer); Director,
                                         Coachman Industries, Inc.

Richard J. Pfeil                  64     President & Chairman,                           1971           26,390        -
                                         Koontz-Wagner Electric
                                         Company, Inc. (electrical
                                         equipment installer and
                                         supplier)

                                     DIRECTORS CONTINUING IN OFFICE

Terms Expiring in April, 1998

Philip J. Faccenda                67     President, Bear Financial,                      1983          702,004       4.46%
                                         Inc. (venture capital); Vice
                                         President and General
                                         Counsel Emeritus,
                                         University of Notre Dame;
                                         Director, Hilb, Rogal &
                                         Hamilton

Daniel B. Fitzpatrick             39     Chairman, President,                            1995           14,536        -
                                         Chief Executive Officer
                                         and Director, Quality
                                         Dining, Inc. (quick
                                         service and casual dining
                                         restaurant operator)


                                    3

                                                                                                     Beneficial Ownership
                                                                                                    of Equity Securities<F1>
                                                                                                    ------------------------
                                                                                         Year
                                                                                       in Which
                                                                                     Directorship     Common        % of
Name                             Age     Principal Occupation<F3>                      Assumed       Stock <F2>     Class
----                             ---     ------------------------                      -------       ----------     -----

Leo J. McKernan                   58     Former Chairman, Presi-                         1989            4,693        -
                                         dent and Chief Executive
                                         Officer, Clark Equipment
                                         Company (off-highway
                                         components and construction
                                         machinery manufacturing)

Dane A. Miller, Ph.D.             51     President, Chief Executive                      1987           14,097        -
                                         Officer and Director,
                                         Biomet, Inc. (medical
                                         products and technology)

Terms Expiring in April, 1999

Lawrence E. Hiler                 51     President,                                      1992            1,625        -
                                         Hiler Industries, Inc.
                                         (metal castings)

Rex Martin                        45     Chairman, President and                         1996            1,250        -
                                         Chief Executive Officer,
                                         NIBCO, Inc. (copper
                                         and plastic plumbing parts
                                         manufacturer)

Christopher J. Murphy III         50     President and Chief                             1972        1,515,876       9.63%
<F4>                                     Executive Officer,
                                         1st Source Corporation
                                         and 1st Source Bank;
                                         Director, Comair, Inc.,
                                         Quality Dining, Inc. and
                                         Titan Holdings, Inc.

Ernestine M. Raclin               69     Chairman of the Board,                          1976        5,064,927      32.18%
<F4>                                     1st Source Corporation
                                         and 1st Source Bank;
                                         Director,  NIPSCO

                                     NON-DIRECTOR EXECUTIVE OFFICERS

Wellington D. Jones III           52     Executive Vice President,                                     103,368        -
                                         1st Source Corporation
                                         and 1st Source Bank


                                    4

                                                                                                     Beneficial Ownership
                                                                                                    of Equity Securities<F1>
                                                                                                    ------------------------
                                                                                         Year
                                                                                       in Which
                                                                                     Directorship     Common        % of
Name                             Age     Principal Occupation<F3>                      Assumed       Stock <F2>     Class
----                             ---     ------------------------                      -------       ----------     -----

Richard Q. Stifel                 55     Executive Vice President,                                      45,584        -
                                         1st Source Bank

Vincent A. Tamburo                62     Senior Vice President,                                         37,563        -
                                         General Counsel and Secre-
                                         tary, 1st Source Corporation
                                         and 1st Source Bank

Larry E. Lentych                  50     Senior Vice President,                                         37,842        -
                                         Treasurer and Chief Financial
                                         Officer, 1st Source Corpo-
                                         ration and 1st Source Bank

All Directors and Executive Officers as a Group (16 persons)                                         6,848,542      43.52%

<F1>  Based on information furnished by the directors and executive officers as of February 14, 1997.

<F2>  The amounts shown include shares of Common Stock held directly or indirectly in the following amounts by spouses and other family members of the immediate households of the following directors, who disclaim beneficial ownership of such securities: Christopher J. Murphy III, 1,088,040 shares; Ernestine M. Raclin, 4,733,430 shares. Voting authority for 767,838 shares owned beneficially by Mr. Murphy and 3,453,520 shares owned beneficially by Mrs. Raclin is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts. Mr. Faccenda holds 678,067 shares in fiduciary capacity as Trustee of two (2) trusts for the benefit of Mrs. Raclin.

<F3>  The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.

<F4>  Mr. Murphy is the son-in-law of Mrs. Raclin.

  Directors and officers of 1st Source and their associates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 1996; additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

  In 1987, 1st Source invested in a venture capital limited partnership after a presentation made by it to 1st Source and a group of 1st Source customers, directors and officers. As a result, 1st Source subscribed to a $500,000 limited partnership interest in the venture capital limited partnership for its own account. As an accommodation to Director Raclin and former directors Van E. Gates and Merlin J. Hanson, 1st Source subscribed to an additional $250,000 limited partnership interest for their account. 1st Source continues to own two-thirds (2/3) of this investment for its own account, and one-third (1/3) for these persons. As of December 31, 1993, the total $750,000 subscription has been paid, $250,000 of which has been paid by the above-named persons.

  During 1992, 1st Source subscribed to a $600,000 limited partnership interest in a venture capital limited partnership for its own account. As an accommodation to Director Raclin and former Director Gates, 1st Source subscribed to an additional $150,000 limited partnership interest for their account. 1st Source continues to own 80% of this investment for its own account, and 20% for these persons. As of December 31, 1996, the total $750,000 subscription has been paid, $150,000 of which has been paid by the above-named persons. Each of these persons has paid to 1st Source, when due, all amounts required to be paid by 1st Source, under the subscription agreements for these persons' interest. 1st Source may engage in similar transactions with its customers, directors and officers in the future.

                                BOARD COMMITTEES

  1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive, Audit, Human Resources and Executive Compensation Committee members are appointed annually after the Annual Meeting of Shareholders.

  Executive Committee - Members of the Executive Committee are Ernestine M. Raclin, Chairman; Paul R. Bowles, Philip J. Faccenda, Daniel B. Fitzpatrick, Christopher J. Murphy III, and Richard J. Pfeil. The committee met two (2) times in 1996. The committee has the power to act for the Board of Directors between Board meetings subject to certain statutory limitations. The committee also carries out the functions of the Nominating Committee and will consider nominees for election to the Board of Directors recommended by Shareholders, if submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 22, 1998. Nominations should be addressed to the attention of the Chairman, Executive Committee, c/o 1st Source Corporation.

  Audit Committee - Members of the Audit Committee are Paul R. Bowles, Chairman; Rev. E. William Beauchamp, Philip J. Faccenda, William P. Johnson, Rex Martin and Leo J. McKernan, 1st Source Directors; Anne M. Hillman, H. Thomas Jackson, Craig A. Kapson and David L. Lerman, 1st Source Bank Directors. The committee held four (4) meetings in 1996. The function of the Audit Committee is to review the scope and results of the audits by the internal audit staff and the independent accountants. The committee also reviews the adequacy of the accounting and financial controls and presents the results to the Board of Directors with respect to accounting practices and internal procedures. It also makes recommendations for improvements in such procedures.

  Human Resources Committee - Members of the Human Resources Committee are John
T. Phair, 1st Source Bank Director, Chairman; Daniel B. Fitzpatrick,
Lawrence E. Hiler, JoAnn R. Meehan, Dane A. Miller and Richard J. Pfeil, 1st Source Directors; Terry L. Gerber, Hollis E.

Hughes, Jr., Mark D. Schwabero and Elmer H. Tepe, 1st Source Bank Directors. The committee held four (4) meetings in 1996. The purpose of the committee is to establish wage and benefit policies for 1st Source and its subsidiaries and to approve individual salary and benefit plans for the senior officers of 1st Source Bank.

  Executive Compensation Committee - Members of the Executive Compensation Committee are Philip J. Faccenda, Chairman; Paul R. Bowles and Richard J. Pfeil. The committee held three (3) meetings in 1996. The Executive Compensation Committee determines compensation for senior management personnel, reviews the Chief Executive Officer and manages the company's stock plans.

  Meetings of the Board of Directors and Directors' Compensation - The Board of Directors held five (5) meetings in 1996. Incumbent directors who attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served were Rev. E. William Beauchamp, Daniel B. Fitzpatrick and Rex Martin. Directors receive fees in the amount of $6,000 per year, and $350 per board meeting and committee meeting attended. Committee chairpersons receive $400 per meeting. Total fees paid in 1996 were $117,550.

                       REMUNERATION OF EXECUTIVE OFFICERS

  The following tables set forth all aggregate remuneration accrued by 1st Source and its subsidiaries for 1996 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.

                                                SUMMARY COMPENSATION TABLE

                                                        Annual                           Long-Term
                                                     Compensation                       Compensation
                                      ------------------------------------------- -------------------------
          (A)                         (B)        (C)         (D)          (E)          (F)         (G)           (H)
                                                                                                Securities
                                                                     Other Annual   Underlying     LTIP        All Other
Name and Principal Position           Year     Salary     Bonus<F2>  Compensation Options (#Sh) Payouts<F2> Compensation<F3>
---------------------------           ----     ------     ---------  ------------ ------------- ----------- ----------------

Ernestine M. Raclin                   1996   $ 258,462           -     $ 7,500             -            -       $13,080
Chairman of the Board                 1995     250,000           -       7,000             -            -        13,594
1st Source and 1st Source Bank        1994     240,769           -       7,000             -            -        12,677

Christopher J. Murphy III <F1>        1996     389,077    $105,300      24,114        44,250     $169,936        13,080
President & CEO                       1995     368,082     156,684      19,550             -      153,915        13,594
1st Source and 1st Source Bank        1994     345,855     100,000      19,617        27,908      116,884        12,677

Wellington D. Jones III               1996     188,500      33,750       6,633        17,125       55,805        13,080
Executive Vice President              1995     176,770      50,985       5,152             -       51,831        13,594
1st Source and 1st Source Bank        1994     166,280      30,211       5,461        14,470       44,818        12,677

Richard Q. Stifel                     1996     144,154      12,000       4,869        12,250       36,185        13,080
Executive Vice President              1995     136,820      32,399       3,742             -       32,475        13,527
1st Source Bank                       1994     128,889      21,093       3,912        10,855       27,739        12,447

Vincent A. Tamburo                    1996     125,462      12,000       1,199         1,875       25,323        12,198
Senior Vice President,                1995     121,221      17,569       1,077             -       22,648        11,755
General Counsel and Secretary         1994     115,250      15,456       1,061             -       16,911        10,766
1st Source and 1st Source Bank


                                    8

<F1>  Mr. Murphy's Employment Agreement (the "Agreement") provides for a
$300,000 base salary, with annual increases of not less than 5% and cash bonus payments based on a formula which is computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. The Agreement was amended in February 1997 to permit gross-up payments necessary to cover possible excise tax payments by Mr. Murphy and to reimburse Mr. Murphy for legal fees that might be expended in enforcing Agreement provisions or contesting tax issues relating to the Agreement's parachute provisions. The Agreement is a five-year contract which is extended from year to year unless either party gives notice not to extend. In the event of his disability, the Agreement terminates and Mr. Murphy will receive his base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source. In the event of his death, 1st Source shall pay to the estate or other designated beneficiary a death benefit equal to three times his base salary and bonus paid in the preceding year, in addition to life insurance benefits. If Mr. Murphy terminates his employment because of any adverse change in his status as President or Director, resulting in a diminution of his duties, he shall continue to receive his base salary for a period of twelve months after such termination. If Mr. Murphy's employment terminates within one year of a change in control (which term includes any third party which becomes beneficial owner of 20% or more of the outstanding stock of 1st Source or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he shall receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code). The Agreement also contains restrictive covenants which provide, among other things, that Mr. Murphy not compete with 1st Source in bank or bank-related services for a twelve-month period, within certain designated counties of Indiana, after his termination of employment.

<F2>  1st Source has an Executive Incentive Plan (the "Plan") which is administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and are subject to forfeiture over a period of five (5) years. The Plan shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment.
1st Source may terminate or extend the Plan at any time.

      During February 1996 and March 1991, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. The 1991 Award was granted for the attainment of the company's long-term return on assets goal for 1990, set in 1986. Both Awards were split between cash and 1st Source Common Stock valued at the market price at the time of the award. Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

      1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment by 1st Source.

                                    9

  The bonus amounts represent the annual cash awards under the Plan. Vested stock under the Plan, the Awards and the Restricted Plan is included in the LTIP column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

      Unvested stock holdings under the Plan, the Awards and the Restricted
Plan as of December 31, 1996 are as follows:
                                              Book Value             Market Value            Calculated
Name                                            Shares                  Shares                  Value
----                                            ------                  ------                  -----
Christopher J. Murphy III                       31,013                  12,778                $589,684
Wellington D. Jones III                          9,789                   4,000                 185,483
Richard Q. Stifel                                5,644                   2,495                 110,624
Vincent A. Tamburo                               3,316                     950                  54,935

<F3>  All amounts reported in the "All Other Compensation" column represent
1st Source contributions to defined contribution retirement plans.

              EXECUTIVE INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                               Number of             Performance
                                              Book Value            Period Until
Name                                          Shares<F1>             Payout<F2>
                                              ----------             ----------
Christopher J. Murphy III                        9,590                 5 years
Wellington D. Jones III                          3,074                 5 years
Richard Q. Stifel                                1,093                 5 years
Vincent A. Tamburo                               1,093                 5 years

<F1>  Mr. Murphy will receive his vested awards in cash.

<F2>  Vesting of awards is tied to 1st Source achieving a 9% annual increase in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

                             PENSION PLAN BENEFITS

  Annual pension benefits payable to executive officers under annuity contracts received from the terminated Pension Plan are as follows:

                                           Annual Pension
     Name                                     Benefits
     ----                                     --------
     Ernestine M. Raclin                       $11,226
     Christopher J. Murphy III                  17,078
     Wellington D. Jones III                     6,694
     Richard Q. Stifel                           3,879

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 1996, Mr. Murphy served as a member of the compensation committee of Quality Dining, Inc. Director Fitzpatrick is an executive officer of Quality Dining, Inc.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

  1st Source officers are reviewed once a year by their immediate supervisor. The review covers a variety of management and professional characteristics and performance relative to individual, group, and company goals.

  The performance review is an integral part of 1st Source's Salary Administration Program. All positions are rated and placed in a salary range. Annually, with our approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on their review and their respective position (lower, middle or upper third) in their respective salary range.

  The categories of performance under the Company's review program are:

      * Substantially and consistently exceeds job requirements;
      * Often exceeds job requirements;
      * Meets and sometimes exceeds job requirements;
      * Meets some job requirements, improvement is required; and
      * Does not meet minimal job requirements.

  Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid and the annual budget.

  All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In his case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as annually approved by our full Board. We reviewed Mr. Murphy's salary in September 1996. We reviewed his performance relative to achieving 1995's goals and his progress toward 1996's. The Company had exceeded its quantitative objectives in 1995 and met most of its qualitative objectives as well. We determined that Mr. Murphy's performance "often exceeds job requirements" and he was therefore eligible to receive a 4% to 6% base salary increase.

  In addition to using the Company's Salary Administration Program, we compared Mr. Murphy's compensation, both base salary and bonus, with compensation levels for CEO's of bank holding companies of comparable size and performance in the Midwest and nationally. We reviewed compensation comparisons and bank performance data prepared by Ben S. Cole Financial Corporation, the Bank Administration Institute, Sheshunoff and Company, Wyatt Company, and the Indiana Bankers Association. Based on these factors, we increased Mr. Murphy's base salary 6% in September 1996.

  Bonuses under 1st Source's Executive Incentive Plan are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set at the beginning of the year. In Mr. Murphy's case, the base bonus calculation is 20% of his salary. For each 1% that the Company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%.

  Once the base bonus is calculated, an officer can receive 100% to 300% of the amount depending on their individual performance. As with all Executive Incentive Plan participants, the reviewer assesses performance relative to an agreed upon set of objectives. In Mr. Murphy's case, these are the annual business objectives and the Company's long-term goals as approved by the Board. In 1996, the Company expanded its branch network, generally exceeded its annual financial and credit quality goals and generally met its qualitative goals. Accordingly, Mr. Murphy was awarded a bonus of $210,600 for 1996's performance.

  Under the Company's Executive Incentive Plan, 50% of this bonus will be paid in cash in March 1997 to Mr. Murphy. The other 50% is subject to forfeiture over the next five (5) years. The forfeiture lapses ratably for each year
Mr. Murphy remains with the Company and for each year or period of years the Company grows its net income by a minimum of 9% per year. During this period, the "at risk" portion of the bonus is delineated in book value stock but is paid in cash to Mr. Murphy as the forfeiture lapses. The Company's Executive Incentive Program limits bonuses, at time of award, to 75% of salary.

                        EXECUTIVE COMPENSATION COMMITTEE

                          Philip J. Faccenda, Chairman
                                 Paul R. Bowles
                                Richard J. Pfeil

                                                 OPTIONS GRANTS IN LAST FISCAL YEAR

                                   Individual Grants

         (a)                             (b)                 (c)              (d)               (e)               (f)
                                      Number of           % of Total
                                     Securities            Options
                                     Underlying           Granted to        Exercise                             Grant
                                       Options            Employees          Price          Expiration           Date
Name                                 Granted <F1>       in Fiscal Year     ($/Share)           Date            Value<F2>
----                                 ------------       --------------     ---------           ----            ---------
Christopher J. Murphy III <F3>         44,250                 30%            $16.60         7/31/2006          $281,076
Wellington D. Jones III                17,125                 12              16.60         7/31/2006           108,778
Richard Q. Stifel                      12,250                  8              16.60         7/31/2006            77,812
Vincent A. Tamburo                      1,875                  1              16.60         7/31/2006            11,910

<F1> The dates these options may first be exercised are as follows:

                                         7/31/97           7/31/98           7/31/99          7/31/2000         7/31/2001
                                         -------           -------           -------          ---------         ---------
Christopher J. Murphy III                 8,850             8,850             8,850             8,850             8,850
Wellington D. Jones III                   1,250             5,500             3,525             3,425             3,425
Richard Q. Stifel                         2,450             2,450             2,450             2,450             2,450
Vincent A. Tamburo                        1,875

Options are subject to a three-year holding period after exercise.

<F2>  Grant date values have been determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value for these grants were as follows: dividend yield of 1.54%; expected volatility of 24.25%; risk-free interest rate of 6.60%; and expected life of
8.43 years.

<F3>  Mr. Murphy will receive reimbursement for income taxes due, as well as the income taxes due upon the reimbursement, when he exercises these options.

                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND DECEMBER 31, 1996 OPTION VALUES

         (a)                     (b)           (c)                  (d)                                (e)
                                                                 Number of                     Value of Unexercised
                                                            Securities Underlying                  In-the-Money
                                                            Unexercised Options at                  Options at
                                                              December 31, 1996                  December 31, 1996
                           Shares Acquired    Value
Name                         on Exercise    Realized    Exercisable      Unexercisable     Exercisable      Unexercisable
----                         -----------    --------    -----------      -------------     -----------      -------------

Christopher J. Murphy III         -            -          357,972            44,250        $4,518,384          $132,750

Wellington D. Jones III           -            -           72,436            23,533           973,220           100,249

Richard Q. Stifel                 -            -           36,179            16,230           326,338            76,341

Vincent A. Tamburo                -            -            5,426             1,875            46,975             5,625

                                           COMPARISON OF FIVE YEAR CUMULATIVE RETURN<F1>
                                               AMONG 1ST SOURCE, NASDAQ MARKET INDEX
                                                      AND PEER GROUP INDEX<F2>

                                                             [GRAPH]


                                       31-Dec-91      31-Dec-92      31-Dec-93      31-Dec-94      31-Dec-95      31-Dec-96
1st Source                                100            153            156            184            261            290
NASDAQ Index                              100            101            121            127            165            205
Peer Group                                100            129            135            126            183            243

<F1>  Assumes $100 invested on December 31, 1991 in 1st Source Corporation common stock, NASDAQ market index, and peer group index.

<F2>  The peer group is a market-capitalization weighted stock index of banking companies in Indiana, Illinois, Michigan,
      Ohio and Wisconsin.

NOTE:  Total return assumes reinvestment of dividends.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year.

                          PROPOSAL NUMBER 2

          APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN
          AND THE OFFERING OF 200,000 SHARES OF 1ST SOURCE
                     COMMON STOCK UNDER THE PLAN

  On February 19, 1997, the Executive Committee, acting on behalf of the Board of Directors, approved the 1997 Employee Stock Purchase Plan (the "1997 Plan") and the offering of 200,000 shares of 1st Source Common Stock thereunder. The 1997 Plan becomes effective June 1,1997, subject to approval by the shareholders. The affirmative vote of a majority of a quorum entitled to vote at the meeting is required to approve the 1997 Plan.

  A maximum of 200,000 shares of 1st Source Common Stock may be sold to employees under the 1997 Plan. The first offering under the 1997 Plan will allow all eligible employees to purchase up to 65,000 shares on or before May 31, 1999.

  Any employee who works for either 1st Source or a subsidiary of 1st Source and has been permanently employed (full or part time) with at least two (2) years of service on the effective date of an offering, with a customary working schedule of at least 20 hours per week, and who customarily works five (5) or more months in a calendar year, is eligible to participate.

  Eligible employes may purchase any dollar amount of stock, so long as such amount is not more than 25% of his base rate of pay. No employee's purchase rights may accrue under the 1997 Plan and any future employee stock purchase plans of 1st Source or its subsidiaries at a rate that exceeds $25,000 worth of stock in any calendar year.

  No director, nominee, or executive officer set forth on page 2 herein, or any associate thereof, is eligible to participate in the 1997 Plan.

  No employee is eligible to participate if, after the grant of the option, he owns or has a right to purchase more than 5% of the value or of the voting power of all classes of 1st Source stock.

  The 1997 Plan provides for payment for the stock through payroll deductions over the period of the offering. 1st Source will make no contribution to the 1997 Plan. Payroll deductions must be deposited into the employees' savings accounts. Employees may discontinue the deductions at any time and exercise the option to take the funds out of the program. All stock under the initial 1997 Plan offering must be purchased by May 31, 1999.

  The purchase price of the stock to be issued under the first offering will be 100% of market price at June 1, 1997, the offering date.

  The 1997 Plan will be administered by a committee of not less than three (3) members of 1st Source's Board of Directors, none of whom is eligible to participate in the 1997 Plan. The members will be appointed by 1st Source's Board of Directors. The committee determines the eligibility of participants, the maximum number of shares to be offered under such offering, and the market price of the shares to be offered.

  There are no federal tax consequences resulting from the purchase of stock under the 1997 Plan. Under current law, upon the sale of any shares purchased under the 1997 Plan within one year of the purchase, or prior to the termination of a current offering, the difference between the market value of the stock on the day it was purchased and the amount the employee paid for the stock is treated as compensation. The difference between the sales price of the stock and the market value on the day of purchase must be reported on the employee's tax return as a capital gain.

  There are no employer imposed restrictions on the sale of the stock by the employees enrolled in the 1997 Plan.

  The 1997 Plan shall have no expiration date. A copy of the 1997 Plan is attached hereto as Exhibit A.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

                          PROPOSAL NUMBER 3

        AMENDMENT OF SECTIONS 2 AND 3 OF 1ST SOURCE CORPORATION
                       1992 STOCK OPTION PLAN

  On February 19, 1997, the Executive Committee, acting on behalf of the Board of Directors, unanimously approved an amendment to the 1st Source Corporation 1992 Stock Option Plan (the "1992 Plan") in order to exempt 1992 Plan benefits from the $1 million deductibility limitation, as provided under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The amendment becomes effective upon shareholder approval. The affirmative vote of a majority of the issued and outstanding shares of 1st Source Common Stock entitled to vote at the meeting is required to approve the amendments to the 1992 Plan.

  The 1992 Plan amendment includes:

  (1) The total number of shares that may be granted under the 1992 Plan to any employee during any calendar year shall not exceed 100,000 shares.

  (2) The 1992 Plan shall be administered by the Executive Compensation Committee of the Board of Directors, each of whom shall be disinterested directors, defined as "non-employee" directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

  A copy of the full text of the amendment to the 1992 Plan is attached hereto as Exhibit B.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE 1ST SOURCE CORPORATION 1992 STOCK OPTION PLAN.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The financial statements of 1st Source are audited annually by independent accountants. For the year ended December 31, 1996, and the seven (7) preceding years, the audit was performed by Coopers & Lybrand, South Bend, Indiana. Representatives of the firm of Coopers & Lybrand will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. 1st Source plans to select its independent accountants for the year ending December 31, 1997 in July 1997.


                      PROPOSALS OF SECURITY HOLDERS

  Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source
Corporation, on or before November 6, 1997.


                          ADDITIONAL INFORMATION

  As to the proposals presented for approval, a plurality of the shares voted is required for approval.

  COPIES OF 1ST SOURCE'S MOST RECENT FORM 10K WILL BE PROVIDED, WITHOUT CHARGE, ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

  A copy of 1st Source's Annual Report is furnished herewith to Shareholders for the calendar year ended December 31, 1996, containing financial statements for such year. The financial statements and the Report of Independent Accountants are incorporated by reference in this Proxy Statement.



                                            By order of the Board of Directors,

                                                             Vincent A. Tamburo
                                                                      Secretary

Dated March 14, 1997

                               EXHIBIT A
                     EMPLOYEE STOCK PURCHASE PLAN

  1.  Purpose. This Employee Stock Purchase Plan (the "Plan") of 1st
Source Corporation (the "Corporation") is designed to encourage employee purchases of shares of the Corporation's Common Stock by offering to eligible employees the right to purchase such shares. The Plan is intended to apply to the Corporation and to such subsidiaries of the Corporation as the Plan Administrative Committee may from time to time designate (including subsidiaries which become such subsequent to the effective date of the Plan); provided, however, that the Plan shall only apply to such subsidiaries of the Corporation as are defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

      The Corporation intends that the Plan shall qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in a manner consistent with the requirements of said Section 423.

  2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three (3) members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan.

      Subject to the express provisions of the Plan and such instructions and limitations as the Board of Directors of the Corporation may establish from time to time, the Committee shall be authorized to develop guidelines regarding the Plan; to publish, amend, and rescind rules and regulations relating to the Plan; to administer and interpret the Plan as may be required from time to time; and to take all other actions and make all other determinations necessary for the administration of the Plan. Decisions of the Committee shall be made by a majority of its members and shall be final, conclusive and binding upon all participants in the Plan. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation will pay all expenses incurred in the administration of the Plan.

      Subject to the approval of the Board of Directors of the Corporation, the Committee shall have the right to suspend, discontinue or cancel the Plan, on either a temporary or permanent basis, as the Committee may from time to time deem appropriate and for such reasons as the Committee in its sole judgment may deem appropriate; provided, however, the Committee may not suspend, discontinue or cancel the Plan during an offering period with respect to purchase rights then outstanding. No provision of the Plan shall be deemed to grant to any employee or his legal representatives or assigns any right to participate in the Plan except as expressly set forth herein or as provided in such interpretations or decisions as the Committee may from time to time issue in accordance with the provisions of the Plan.

      No member of the Board of Directors or the Committee shall be liable for any action or determination with respect to the Plan or any option granted under it which does not involve recklessness or willful misconduct.

  3. Stock Subject to Plan and Adjustment. Shares offered hereunder (hereinafter referred to as "Common Stock") may be authorized but unissued Common Stock of the Corporation or previously issued Common Stock acquired by the Corporation and held in its treasury. Not more than two hundred thousand (200,000) shares of the Common Stock of the Corporation (as said amount may be adjusted in accordance with Paragraph 9 hereof) shall be sold in the aggregate hereunder. Shares not actually purchased under an offering may be offered again in a subsequent offering.

  4. Offerings. Purchase rights shall be granted under the Plan in one or more offerings, as the Committee may determine, but the maximum number of shares of Common Stock which shall be subject to purchase rights hereunder during any offering period shall be sixty-five thousand (65,000) shares (as said amount may be adjusted in accordance with Paragraph 9 hereof).

      The terms of each offering shall specify the number of shares of Common Stock which may be subject to purchase rights thereunder, and, subject to Paragraph 6, each offering shall bear a uniform relationship to the basic rate of pay of the eligible employees on the effective date of the offering. ("Basic rate of pay" shall mean either the salary of an employee or such employee's hourly, weekly, or other periodic rate of pay on an annualized basis including vacation, holiday and sick pay, but excluding overtime, shift differentials, commissions, bonuses, deferred compensation, and fringe benefits.)

      Purchase rights shall be granted solely to eligible employees, and shall expire at the close of the offering period (as hereinafter defined).

      No offering of Common Stock under the Plan may be made prior to June 1, 1997. The effective date of an offering shall be the date determined by the Committee and specified in the communication of the offering by the Corporation.

      Purchase rights shall be granted to all eligible employees of the Corporation or of a subsidiary of the Corporation whose employees are granted any of such rights in an offering, and (subject to this Paragraph and Paragraph 6 hereof) all employees granted rights shall have the same rights and privileges under the offering; provided, however, that under rules prescribed by the Committee, no employee will be granted a purchase right:

      (a) if immediately after the right is granted, the employee owns (as defined in Sections 423 and 425(d) of the Internal Revenue Code of 1986, as amended) stock, and/or holds outstanding purchase rights to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation; or,

      (b) the grant of any purchase right permits the employee's rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Corporation or its subsidiaries, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time; or

      (c) if at any time the grant of such purchase right is prohibited by applicable law or will cause the Plan not to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

  5. Eligible Employees. An eligible employee is an employee who, on the effective date of an offering, has been an employee of the Corporation or one of the Corporation's subsidiaries (designated by the Committee on the effective date of such offering as a participating subsidiary) for at least two years preceding the effective date of such offering; whose customary employment is twenty (20) hours or more per week; and whose customary employment is for five (5) months or more in any calendar year.

  6. Provisions of Offerings. The provisions and related conditions of each offering hereunder shall be determined by the Committee, subject to the provisions of the Plan and the following requirements:

      (a) The Committee shall fix the purchase price of the shares to be offered so that such price per share shall equal one hundred percent (100%) of the fair market value of a share of the Corporation's Common Stock on the effective date of the offering. The purchase price so fixed shall be the purchase price per share to be paid by a participant for all shares purchased by the participant during the offering period. The "fair market value" of the Corporation's Common Stock shall be determined by the Committee under any reasonable valuation method permitted under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

      (b) The "offering period" shall be that period of time fixed by the Committee, but not to exceed twenty-seven (27) months following the effective date of the offering.

      (c) The "entry period" shall be that period of time commencing not earlier than ninety (90) days prior to the effective date of the offering during which appropriate participation and payroll deduction forms shall be distributed to eligible employees along with such other documents as may be required, and during which such eligible employees shall have the right to elect to participate in the Plan by completing, signing, and returning such forms to the Committee not later than the close of business on the last business day prior to the effective date of the offering. Participation and payroll deduction forms not received by the Committee prior to the close of business day prior to the effective date of the offering shall not be accepted for participation in the offering made by the Corporation.

       (d) The "payroll deduction period" shall be that period within which electing participants shall make, through payroll deductions, the required payments for the shares of the Corporation's Common Stock which said participants have elected to purchase. The payroll deduction period shall commence on or after the effective date of an offering, shall terminate not later than the expiration of the offering period, and shall be fixed for each offering by the Committee.

      (e) Each participant shall indicate on the Plan participation and/or payroll deduction forms the amount which said participant desires to be withheld from his compensation during the offering period and applied to the purchase of shares of the Corporation's Common Stock; provided, however, the total amount to be withheld and applied during an offering period for any individual participant may not exceed twenty-five percent (25%) of such participant's annual basic rate of pay determined as of the effective date of the offering by the Committee.

      (f) A participant shall be granted the right to purchase a fixed number of whole shares of Common Stock of the Corporation, which fixed number shall be determined by the Committee as of the effective date of the offering by dividing the total amount expected to be credited to such participant's payroll deduction account (as defined in subparagraph 6(g) hereof) (including payroll deductions and accrued interest thereon), based upon his actual rate of participation as indicated on his participation and payroll deduction forms, by the purchase price per share as determined by the Committee under subparagraph 6(a) hereof.

      (g) The participant, in his participation and/or payroll deduction forms, shall authorize the Corporation or the participating subsidiary, as the case may be, to withhold from his compensation, throughout the offering period, the amount which said participant indicated he desired to be withheld and applied to the purchase of shares of the Common Stock of the Corporation (in accordance with subparagraph 6(e) hereof). The participant, in his participation and/or payroll deduction forms, shall direct the Corporation or the participating subsidiary, as the case may be, to deposit such withheld amounts in a savings account (herein referred to as a "payroll deduction account") to be opened for the employee with 1st Source Bank, South Bend, Indiana, or any successor bank to that institution (hereinafter called the "Bank") pursuant to directions set forth in said participation and/or payroll deduction forms. The employee shall further agree in the participation and/or payroll forms that he shall only withdraw and be paid the funds so accumulated in said payroll deduction forms.

      If required by local law or regulation, payroll deduction accounts may be opened at foreign branches of the Bank, or at other banks approved by the Corporation; such payroll deduction accounts shall be maintained and bear interest in accordance with local practice.

  7. Termination and Exercise of Purchase Rights. A participant may elect by written notice furnished to the Committee at least thirty (30) days prior to the expiration of an offering period:

      (a) To cancel his participation and receive all payroll deductions and accrued interest in said participant's payroll deduction account as soon as practicable following such notice or as soon as practicable following expiration of the offering period, as he may elect. Upon receipt of a notice of cancellation by the Committee, the participant's purchase rights shall immediately lapse, and no further payroll deduction shall be made from his pay during the offering period. Partial withdrawals of payroll deductions may not be made.

      (b) To discontinue further payroll deductions and have the balance in his payroll deduction account applied as of the expiration of the offering period to the purchase of the maximum number of whole shares of Common Stock as may then be purchased, subject to the applicable limitations under subparagraph 6(f) hereof, in which event his purchase rights shall be permitted to lapse to the extent consistent with his election.

      (c) To elect to purchase on the last business day of the month following the date of his written notice under this Paragraph 7, all or fewer than all of the shares of which said participant is entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock so purchased shall be made by the application of the balance of said participant's payroll deduction, account plus the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the last business day of the month following said participant's written notice. As soon as practicable following the participant's purchase of shares in accordance with this subparagraph 7(c), the balance in said participant's payroll deduction account, if any, shall be paid to said participant.

      Unless a participant gives timely, written notice as provided under this Paragraph 7 or unless the employment of said participant is terminated prior to the expiration of an offering period, said participant's purchase rights shall be exercised as of the expiration of the offering period for the purchase of that number of whole shares of Common Stock which can be purchased with the balance in his payroll deduction account.

      As soon as practicable after a participant's purchase of shares under this Paragraph 7, the Committee shall cause certificates for the number of shares of the Corporation's Common Stock purchased hereunder to be issued to said participant, or the estate, personal representative or beneficiaries of a deceased participant, as fully paid and non-assessable shares, and shall refund any unused balance remaining in such participant's payroll deduction account.

  8.  Termination of Employment.

      (a) In the event that the employment by the Corporation or a participating subsidiary of an employee who was a participant under the Plan shall terminate other than by reason of said participant's death prior to the expiration of an offering period and prior to said participant making an election under Paragraph 7 hereof, said participant shall have the right within thirty (30) days from the date of said termination (unless the expiration of the offering period shall first occur, in which event such right may be exercised only on or prior to the expiration of said offering period) to elect to purchase, by written notice to the Committee, all or fewer than all of the shares said participant is entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock shall be made by the application of the balance of said participant's payroll deduction account plus the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the date of said participant's written notice of election under this subparagraph 8(a). As soon as practicable following the payment for shares under this subparagraph 8(a), the balance in said participant's payroll deduction account, if any, shall be paid to said participant.

      (b) In the event that the employment by the Corporation or a participating subsidiary of an employee who is a participant under the Plan shall terminate prior to the expiration of an offering period by reason of such employee's death, his estate, personal representative, or beneficiary shall have the right, at any time within ninety (90) days from the date of his death (unless the expiration of the offering period shall first occur, in which event such right may be exercised only on or prior to the expiration of the offering period), to elect by written notice delivered to the Committee to purchase all or fewer than all of the shares of the Common Stock which said deceased participant was entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock shall be made by the application of the balance of said participant's payroll deduction account plus the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the date of the written notice given under this subparagraph 8(b). As soon as practicable following the payment for shares under this subparagraph 8(b), the balance in said deceased participant's payroll deduction account, if any, shall be paid to said estate, personal representative or beneficiary.

      (c) In the event that the employment by the Corporation or a participating subsidiary of an employee who was a participant under the Plan shall terminate for any reason, including death, and, said participant or the estate, personal representative or beneficiary of said participant shall not make an election by written notice in accordance with the provisions of subparagraphs 8(a) or 8(b) hereof, then, such participant's purchase rights shall, with respect to such offering period, automatically lapse, and the Committee shall cause the balance of such participant's payroll deduction account to be paid to him or to his estate, personal representative or beneficiary as soon as practicable.

      (d) As soon as practicable after a participant or a participant's estate, personal representative or beneficiary's purchase of shares under this Paragraph, the Committee shall cause certificates for the number of shares of the Corporation's Common Stock purchased hereunder to be issued to said participant or said participant's estate, personal representative or beneficiaries fully paid and non-assessable shares.

  9. Adjustments in Capital Structure. In the event that the outstanding shares of the Common Stock of the Corporation shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities, whether through reorganization, recapitalization, stock split-up, combination of shares, stock dividend, merger, consolidation or any other change in corporate structure affecting the Common Stock of the Corporation, appropriate adjustments shall be made by the Committee in the number and kind of shares or other securities available for purchase hereunder and subject to any purchase rights then outstanding, and/or the purchase price thereof. Any determination by the Committee of any adjustment to be made in any contingency under this Paragraph, along with such other action as the Committee shall deem appropriate under the circumstances, shall be final.

  10. Merger or Liquidation. In the event of a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, the Plan shall terminate upon the date of approval of such dissolution, liquidation, merger or consolidation by the Corporation's shareholders. Unless a participant elects to exercise his/her purchase rights as provided in Paragraph 7 at any time prior to the date of approval by the shareholders of any dissolution, liquidation, merger or consolidation, upon such termination, all purchase rights under the Plan shall automatically lapse, and all payroll deduction accounts shall be refunded with interest to the participants as soon as practicable.

  11. Non-Transferability of Rights. Purchase rights granted an employee under the Plan are exercisable, during such employee's lifetime, only by him; they may not be sold, transferred (other than by will or laws of descent or distribution), pledged or otherwise disposed of or encumbered.

  12. Rights as a Shareholder. An employee or his estate, personal representative or beneficiary will have none of the rights and privileges of a shareholder of the Corporation with respect to shares of Common Stock subject to purchase rights under the Plan until certificates representing such shares of Common Stock have been transferred or issued.

  13. Status of Plan Funds. All amounts received by the Corporation under the Plan may be used by the Corporation for any corporate purpose.

  14. Governmental Regulations. The Corporation's obligation to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock. In the event any governmental agency having any jurisdiction over the Plan, the qualification thereof or the shares of Common Stock to be issued thereunder fails or refuses to qualify the Plan or objects thereto, the Corporation may cause this Plan to be amended to conform with said governmental agencies requirements or may terminate the same, in which event all payroll deduction account balances shall be paid to employee participants.

  15. Indemnification of Committee. The members of the Committee shall be indemnified by the Corporation against all reasonable expenses incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any offering or purchase right, and against all amounts paid by them in settlement thereof (provided such settlement is approved by counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. A member of the Committee shall not be entitled to indemnification with respect to any matter or claim arising out of recklessness or willful misconduct by such member in the performance of his duties. As a condition of any indemnification, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend any suit or claim against him.

  16. Effective Date, Termination and Amendment. The Plan is subject to the approval of the Corporation's shareholders within twelve (12) months following adoption of the Plan by the Board of Directors of the Corporation; and, if such approval is not received by such date, this Plan shall terminate, and no employee shall have any rights hereunder except to receive in cash the balance of his payroll deduction account including interest. The Plan may be amended from time to time or terminated by the Committee and/or the Board of Directors, provided that no such amendment or termination may adversely affect the rights of any participant under any outstanding purchase offering under this Plan, nor cause any purchase rights to fail to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and provided further that no such amendment may, without approval of the shareholders of the Corporation, (a) increase the maximum number of shares to be offered under the Plan (except as provided in Paragraph 9 hereof), (b) reduce the purchase price specified in subparagraph 6(f) (except as provided in Paragraph 9 hereof), (c) extend the term of offering periods under the Plan, or (d) change the person or categories of persons eligible to participate in the Plan specified in Paragraph 5 hereof.

  17. Withholding. Any amounts to be paid or shares to be delivered by the Corporation under the Plan shall be reduced by any sums required to be withheld by the Corporation.

  18. Tax Effect. There are no federal tax consequences resulting from the purchase of stock under this Plan. Under current law, upon the sale of any shares purchased under the Plan within one year of purchase, or prior to the termination of a current offering, the difference between the market value of the stock on the day it was purchased and the amount the employee paid for the stock is treated as compensation. The difference between the sales price of the stock and the market value on the day of purchase must be reported on the employee's tax return as a capital gain. Separate information and detailed examples will be provided by the Corporation to Plan participants shortly after the employee election to participate is made. ANY PARTICIPANT MUST INFORM THE CORPORATION IF SHARES ARE SOLD AS PROVIDED ABOVE.

  19. Notice. Unless otherwise specifically provided herein, any notice to be given to the Committee under the Plan shall be given in writing and shall be deemed delivered for all purposes of the Plan if personally delivered to a member of the Committee or mailed to such Committee addressed to the Corporation by postpaid, certified United States mail.

  20. Miscellaneous. The term "his" or "him" as used in the Plan shall be deemed to refer to all eligible employees of the Corporation and participants herein irrespective of gender or age.

      The Plan shall be governed by the laws of the State of Indiana.

                                EXHIBIT B
                   AMENDMENT TO 1ST SOURCE CORPORATION
                         1992 STOCK OPTION PLAN

  Section 2 and 3 of the Company's 1992 Stock Option Plan are amended in their entirety to read as follows:

  2.  Stock Subject to the Plan

      The total number of shares of Common Stock of the Company that may be optioned under the Plan is 500,000, as adjusted after the effective date pursuant to Section 6. The total number of shares that may be granted under the Plan to any employee during any calendar year shall not exceed 100,000 shares, as adjusted. Shares may consist, in whole or in part, of unissued shares or treasury shares. If any shares that have been optioned cease to be subject to option, they may again be optioned under the Plan. During the period that any options granted under the Plan are outstanding, the Company shall reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy all outstanding unexercised options.

  3.  Administration

      The Plan shall be administered by the Executive Compensation Committee of the Board of Directors, herein called the "Committee," each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an "outside director" as provided under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have the authority, consistent with the Plan: (i) to select the eligible employees to whom options shall be granted under the Plan; (ii) to determine the terms and conditions of each option including but not limited to the date of grant, the date(s) of exercise, the number of shares of Common Stock subject to the option, and the restrictions, if any, to be imposed upon the transfer of shares purchased pursuant to the option; (iii) to prescribe the form of all stock option agreements and any other agreement or document which the Committee determines is appropriate in connection with the Plan; (iv) to prescribe rules and regulations for the administration of the Plan; (v) to construe and interpret any provision of the Plan and any option agreement or other agreement executed in connection with the Plan; and
(vi) to determine whether the option is an incentive stock option or a nonstatutory stock option.

  The Amendment shall become effective on the date the Amendment is approved by a majority vote of the holders of the total outstanding Common Stock of the Company.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ernestine M. Raclin, Christopher J. Murphy III, and Vincent A. Tamburo and each of them Proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held on April 17, 1997 and at any and all adjournments thereof.
1. ELECTION OF DIRECTORS.

/ / FOR all nominees listed below           / / WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary)          all nominees listed below.

INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list below.

TERMS EXPIRE APRIL, 2000: Rev. E. William Beauchamp Paul R. Bowles William P. Johnson Richard J. Pfeil

2. APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN.

/ / FOR                / / AGAINST               / / ABSTAIN

3. APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN.

/ / FOR                / / AGAINST               / / ABSTAIN

4. SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  1st Source
                                                      Corporation
                                                      Post Office Box 1602
                                                      South Bend, Indiana 46634

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3.

Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                ----------------------------------------------
                                 Please mark, sign, date and return the Proxy
                                     promptly using the enclosed envelope.
                                ----------------------------------------------

                                ----------------------------------------------
                                Signature

                                ----------------------------------------------
                                Signature If Held Jointly

                                Dated:                                  , 1997
                                      ----------------------------------

                                     APPENDIX

     Page 15 of the printed proxy contains a stock performance graph. The information contained in that graph is put forth in a tabular format that may be processed by EDGAR.